Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Basic Energy Services, Inc.:

We consent to the use of our report dated September 7, 2011 with respect to the combined balance sheet of The Maverick Companies as of December 31, 2010, and the related combined statements of operations, members’ capital, and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

April 3, 2012